Exhibit 99.1

TransDigm Group Reports Fiscal 2020 First Quarter Results

Cleveland, Ohio, February 4, 2020/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 28, 2019.
First quarter highlights include:

•	Net sales of $1,465 million, up 47.5% from $993 million;

•	Net income from continuing operations of $233 million, up 18.9% from $196 million;

•	Earnings per share from continuing operations of $0.83, down 72.8% from $3.05;

•	EBITDA As Defined of $681 million, up 39.8% from $487 million;

•	Adjusted earnings per share of $4.93, up 28.1% from $3.85; and

•	Reaffirmation of our previously stated guidance for fiscal 2020 Sales, EBITDA As Defined and Adjusted Earnings Per Share.
Net sales for the quarter rose 47.5%, or $472 million, to $1,465 million from $993 million in the comparable quarter a year ago. Organic sales growth was 8.7%. Acquisition sales contributed $385 million, all of which are attributable to Esterline.
Net income from continuing operations for the quarter increased 18.9% to $233 million compared to $196 million in the comparable quarter a year ago. The increase in net income from continuing operations primarily reflects the increase in net sales described above, offset partially by higher operating costs and amortization expense attributable to Esterline, higher interest expense and one-time refinancing costs.
GAAP earnings per share were reduced in the first quarter of fiscal 2020 and 2019 by $3.22 per share and $0.43 per share, respectively, as a result of dividend equivalent payments made during each quarter. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to the Company's stock option plans. These dividend equivalent payments are made during the Company's first fiscal quarter each year and also upon payment of any special dividends.
Net income from discontinued operations for the quarter was $71 million, or $1.24 per share. These amounts are attributable to the Souriau-Sunbank Connection Technologies business, which was sold to Eaton Corporation plc (NYSE:ETN) in a transaction valued at approximately $920 million. There were no discontinued operations in the comparable quarter a year ago.
Adjusted net income for the quarter increased 31.0% to $283 million, or $4.93 per share, from $216 million, or $3.85 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 33.5% to $610 million from $457 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 39.8% to $681 million compared with $487 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.5%.
“We are pleased with our first quarter operating results and the strong start to our fiscal year," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "Our consolidated business performed well in the first quarter with organic revenue growth driven mainly by the commercial aftermarket and defense market. We are particularly pleased with our EBITDA As Defined improvement for the quarter. Excluding the dilutive impact of Esterline, our EBITDA As Defined continued to expand sequentially and over the prior year period to above 51% in the quarter. Additionally, the Esterline acquisition still continues to track ahead of our expectations."
During the quarter, on November 13, 2019, TransDigm successfully completed a private offering of $2.65 billion of 5.50% senior subordinated notes due 2027. TransDigm used a portion of the net proceeds from the offering to redeem all of its $1.15 billion of outstanding 6.0% senior subordinated notes due 2022.
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2020 Outlook
"We are maintaining our fiscal 2020 sales, EBITDA As Defined and adjusted earnings per share guidance at this time,” Mr. Stein continued. “Currently we do not anticipate a material impact to our consolidated financial results from the evolving 737 Max situation and other global concerns. We are adjusting our GAAP earnings per share guidance to reflect the dividend equivalent payments related to the $32.50 special dividend declared in December."
Assuming no additional acquisitions, divestitures or refinancing transactions, TransDigm expects fiscal 2020 financial guidance to be as follows:

•	Net sales are anticipated to be in the range of $6,175 million to $6,325 million compared with $5,223 million in fiscal 2019;

•	Net income from continuing operations is anticipated to be in the range of $1,000 million to $1,080 million compared with $839 million in fiscal 2019;

•
Earnings per share from continuing operations is expected to be in the range of $14.20 to $15.60 per share based upon weighted average shares outstanding of 57.4 compared with $12.94 per share in fiscal 2019;

•	EBITDA As Defined is anticipated to be in the range of $2,775 million to $2,875 million compared with $2,419 million in fiscal 2019; and

•	Adjusted earnings per share is expected to be in the range of $19.80 to $21.20 per share compared with $18.27 per share in fiscal 2019.
Please see the attached table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2020. Additionally, please see the attached table 7 for comparison of the current fiscal year 2020 guidance versus the previously issued fiscal year 2020 guidance.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 4, 2020, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 221-1741 and enter the passcode 1257328. International callers should dial (270) 215-9922 and use the same passcode. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the passcode 1257328. International callers should dial (404) 537-3406 and use the same passcode.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, advanced sensor products, switches and relay panels, advanced displays, thermal protection and insulation, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2020 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and inspections; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions, including our acquisition of Esterline; our indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
DECEMBER 28, 2019 AND DECEMBER 29, 2018
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 28, 2019	December 29, 2018
NET SALES	$1,465	$993
COST OF SALES	664	429
GROSS PROFIT	801	564
SELLING AND ADMINISTRATIVE EXPENSES	201	122
AMORTIZATION OF INTANGIBLE ASSETS	40	20
INCOME FROM OPERATIONS	560	422
INTEREST EXPENSE - NET	248	172
REFINANCING COSTS	22	—
OTHER INCOME	(3)	—
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	293	250
INCOME TAX PROVISION	59	54
INCOME FROM CONTINUING OPERATIONS	234	196
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	71	—
NET INCOME	305	196
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1)	—
NET INCOME ATTRIBUTABLE TO TD GROUP	$304	$196
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$119	$172
Earnings per share attributable to TD Group common stockholders:
Earnings per share from continuing operations - basic and diluted	$0.83	$3.05
Earnings per share from discontinued operations - basic and diluted	1.24	—
Earnings per share	$2.07	$3.05
Cash dividends paid per common share	$32.50	$—
Weighted-average shares outstanding:
Basic and diluted	57.4	56.3

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
DECEMBER 28, 2019 AND DECEMBER 29, 2018
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 28, 2019	December 29, 2018
Net income including noncontrolling interests	$305	$196
Less: Income from discontinued operations, net of tax (1)	71	—
Income from continuing operations including noncontrolling interest	234	196
Adjustments:
Depreciation and amortization expense	69	35
Interest expense, net	248	172
Income tax provision	59	54
EBITDA	610	457
Adjustments:
Acquisition-related expenses and adjustments (2)	7	11
Non-cash stock compensation expense (3)	26	18
Refinancing costs (4)	22	—
Other, net (5)	16	1
Gross Adjustments to EBITDA	71	30
EBITDA As Defined	$681	$487
EBITDA As Defined, Margin (6)	46.5%	49.0%

(1) The fiscal 2020 results includes the divestiture of Souriau-Sunbank (December 2019).

(2) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 3
DECEMBER 28, 2019 AND DECEMBER 29, 2018
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 28, 2019	December 29, 2018
Reported Earnings Per Share
Income from continuing operations including noncontrolling interests	$234	$196
Less: Net income attributable to noncontrolling interests	(1)	—
Net income from continuing operations attributable to TD Group	233	196
Less: Special dividends declared or paid on participating securities	(185)	(24)
	48	172
Income from discontinued operations, net of tax	71	—
Net income applicable to TD Group common stockholders - basic and diluted	$119	$172
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53.6	52.8
Vested options deemed participating securities	3.8	3.5
Total shares for basic and diluted earnings per share	57.4	56.3
Net earnings per share attributable to TD Group from continuing operations - basic and diluted	$0.83	$3.05
Net earnings per share attributable to TD Group from discontinued operations - basic and diluted	1.24	—
Basic and diluted earnings per share	$2.07	$3.05
Adjusted Earnings Per Share
Net income from continuing operations attributable to TD Group	233	$196
Gross adjustments to EBITDA	71	29
Purchase accounting backlog amortization	12	1
Tax adjustment (1)	(33)	(10)
Adjusted net income	$283	$216
Adjusted diluted earnings per share under the two-class method	$4.93	$3.85
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$0.83	$3.05
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	3.22	0.43
Acquisition-related expenses	0.24	0.17
Non-cash stock compensation expense	0.34	0.24
Refinancing costs	0.30	0.01
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.22)	(0.06)
Other, net	0.22	0.01
Adjusted earnings per share	$4.93	$3.85

(1) For the thirteen week periods ended December 28, 2019 and December 29, 2018, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 28, 2019 AND DECEMBER 29, 2018
(Amounts in millions)
(Unaudited)
	Thirteen Week Periods Ended
	December 28, 2019	December 29, 2018
Net cash provided by operating activities	$433	$330

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(89)	(75)
Interest expense - net (1)	240	166
Income tax provision - current	87	54
Non-cash stock compensation expense (2)	(26)	(18)
Refinancing costs (4)	(22)	—
EBITDA from discontinued operations (6)	(13)	—
EBITDA	610	457
Adjustments:
Acquisition-related expenses (3)	7	11
Non-cash stock compensation expense (2)	26	18
Refinancing costs (4)	22	—
Other, net (5)	16	1
EBITDA As Defined	$681	$487

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(6) The fiscal 2020 results include the divestiture of Souriau-Sunbank (December 2019).

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	December 28, 2019	September 30, 2019
Cash and cash equivalents (1)	$4,194	$1,467
Trade accounts receivable - net	1,025	1,068
Inventories - net	1,294	1,233
Current portion of long-term debt	80	80
Short-term borrowings-trade receivable securitization facility	350	350
Accounts payable	265	276
Accrued current liabilities (1)	2,655	675
Long-term debt	17,952	16,469
Total TD Group stockholders' deficit	(4,303)	(2,894)

(1) On January 7, 2020, the Company paid $1.9 billion in special dividends and dividend equivalent payments in connection with the Board of Directors' authorization and declaration of a special cash dividend of $32.50 on each outstanding share of common stock and cash dividend equivalent payments on vested options outstanding under its stock incentive plans on December 20, 2019. As of December 28, 2019, approximately $1.9 billion was accrued for the special dividend and dividend equivalent payments in accrued liabilities in the condensed consolidated balance sheets.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2020
(Amounts in millions, except per share amounts)	Table 6
(Unaudited)

GUIDANCE MID-POINT
Year Ended
September 30,
2020
Net income	$1,040
Adjustments:
Depreciation and amortization expense	302
Interest expense - net	1,020
Income tax provision	317
EBITDA	2,679
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	28
Non-cash stock compensation expense (1)	96
Refinancing costs (1)	22
Gross Adjustments to EBITDA	146
EBITDA As Defined	$2,825
EBITDA As Defined, Margin (1)	45.2%

Earnings per share	$14.90
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	3.22
Acquisition-related expenses and adjustments and other, net	1.19
Non-cash stock compensation expense	1.27
Refinancing costs	0.29
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.37)
Adjusted earnings per share	$20.50

Weighted-average shares outstanding	57.4
(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2020 GUIDANCE VERSUS PRIOR FISCAL YEAR 2020 GUIDANCE			Table 7

(Amounts in millions, except per share amounts)
(Unaudited)
	Current	Prior
	Fiscal Year 2020	Fiscal Year 2019
	Guidance	Guidance	Change at
	Issued February 4, 2020	Issued November 19, 2019	Mid-Point
Sales	$6,175 to $6,325	$6,175 to $6,325	$—

GAAP Net Income from Continuing Operations	$1,000 to $1,080	$1,000 to $1,080	$—

Special Dividends Declared or Paid on Participating Securities	$185	$65	$120

GAAP Earnings Per Share from Continuing Operations	$14.20 to $15.60	$16.30 to $17.70	$(2.10)

EBITDA As Defined	$2,775 to $2,875	$2,775 to $2,875	$—

Adjusted Earnings Per Share	$19.80 to $21.20	$19.80 to $21.20	$—

Weighted-Average Shares Outstanding	57.4	57.4	—